Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Avidity Biosciences, Inc.

San Diego, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 3, 2020 (except for the “Reverse Stock Split” paragraph of Note 11, as to which the date is June 8, 2020), relating to the financial statements of Avidity Biosciences, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Diego, California

June 8, 2020